SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2010

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts  02421

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:   (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On February 18, 2010, Cubist Pharmaceuticals, Inc. (“Cubist”) appointed Lonnie (Leon) Moulder Jr. to its Board of Directors (the “Board”).  From April 2009 to January 2010, Mr. Moulder was Vice Chairman, President and Chief Executive Officer of Abraxis BioScience, Inc.  Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America (“Eisai”) from January 2008 until January 2009, after Eisai acquired MGI PHARMA, Inc., where he served as President and Chief Executive Officer since May 2003.

Pursuant to Cubist’s Amended and Restated 2002 Directors’ Equity Incentive Plan, Mr. Moulder was granted a stock option to purchase 16,833 shares of Cubist common stock on his appointment date.  Mr. Moulder’s option grant has an exercise price of $20.96 per share, the closing price of Cubist’s common stock on his appointment date, and will vest quarterly in equal installments over a three-year period beginning on his appointment date.  Mr. Moulder will also receive Cubist’s standard non-employee director compensation, which Cubist discloses in its Definitive Proxy Statement on Form DEF-14A that Cubist files with the Securities and Exchange Commission, including an annual option grant and an annual retainer and fees for attending Board meetings and meetings of any Board committee on which he may serve.

On February 22, 2010, Cubist issued a press release announcing the appointment of Mr. Moulder to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Adoption of Short-Term Incentive Plan

On February 18, 2010, the Compensation Committee of the Board approved a Short-Term Incentive Plan (“STIP”) to provide Cubist’s employees, including Cubist’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and its other named executive officers, with annual cash awards based on Cubist’s achievement of its 2010 corporate goals and, except in the case of the Chief Executive Officer, each individual employee’s achievement of his or her 2010 individual goals.  The cash awards under the STIP will be paid in 2011.

Cubist’s Chief Executive Officer’s cash award under the STIP is targeted at 100% of his 2010 salary and is based 100% on Cubist’s achievement of its corporate goals.  The cash awards for Cubist’s Senior Vice President, Chief Financial Officer, and its Executive Vice President, Chief Operating Officer, are based 80% on Cubist’s achievement of its corporate goals and 20% on each individual’s achievement of his individual goals, and are targeted at 60% of each individual’s 2010 salary.  The cash awards for Cubist’s other named executive officers are based 65% on Cubist’s achievement of its corporate goals and 35% on the individual’s achievement of his or her individual goals, and are targeted at 50% of each individual’s 2010 salary.  Cubist must achieve at least 70% of its overall annual corporate goals and 90% of its annual net U.S. CUBICIN® (daptomycin for injection) revenue goal for any participant, including Cubist’s executive officers, to be eligible for an award under the STIP.  All awards under the STIP are subject to the review and approval of the Board, and the Board retains the discretion to reduce, increase or eliminate the funding for the STIP in accordance with its assessment of achievement by Cubist of its corporate goals.

The information included above is summary in nature only and is qualified in its entirety by reference to the STIP Terms and Conditions, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	STIP Terms and Conditions
99.1	Press Release dated February 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ David W. J. McGirr
David W. J. McGirr
Senior Vice President and
Chief Financial Officer

Dated:  February 24, 2010